PROMISSORY NOTE

$150,000.00 Dated: March 1, 2020

FOR VALUE RECEIVED, GLOBAL QUAPAW, LLC (the "Borrower") promises to pay to the order of HIGHER CALL NURSING CENTER, INC. (the "Lender") the principal sum of ONE HUNDRED FIFTY THOUSAND and No/100 Dollars ($150,000.00), together with interest accruing thereon as set forth below. This Note is being executed pursuant to Section 6(b) of that certain Asset Purchase Agreement, dated October 21, 2019, by and between the Borrower and the Lender.

1. Payment. Principal and interest shall be payable in monthly installments as follows: equal installments of THREE THOUSAND SIX HUNDRED SIXTY ONE and 94/100 Dollars ($3,661.94). Such installments shall be paid on the 1st day of each month, and at maturity, whether by acceleration or otherwise, commencing on April 1, 2020. A final payment of $3,661.85 shall be due and payable on the 1st day of April, 2024.

2. Interest Rate. The unpaid principal amount from time to time outstanding hereunder shall accrue interest from the date hereof at a fixed rate of 8% per annum.

3. Method of Payment. Payments of principal and interest are to be made to the Lender, in lawful money of the United States of America at Post Office Box 918, Miami, OK 74355 or such other address as the Lender may from time to time designate by written notice to the Borrower. All payments hereunder shall be applied first to interest due and the balance shall reduce the principal balance.

4. Prepayment Rights. Borrower may prepay the unpaid balance of this Note in whole or in part at any time without any penalty.

5. Security. The due and punctual payment of this Note shall be secured by that certain Corporate Guaranty, dated as of the date hereof, executed by GLOBAL HEALTHCARE REIT, INC., sole member of Borrower in favor of Lender (the "Security Document").

6. Default. Each of the following shall constitute a default under this Note (individually, a "Default"):

(a) Nonpayment. Borrower fails to make any payment required by this Note or the Security Document within ten (10) days after the same is due hereunder or thereunder. Lender shall then issue notice of nonpayment to Borrower and Borrower will have fifteen (15) days to cure.

(b) Bankruptcy, Insolvency, Etc. Borrower shall (i) execute a general assignment for the benefit of its creditors; (ii) become the subject, voluntarily or involuntarily, of any bankruptcy, insolvency or reorganization proceeding; (iii) admit in writing its inability to pay its debts generally as they become due or fail to pay its debts as they become due; (iv) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of all or a substantial part of its assets; (v) file a voluntary petition seeking protection under any debtor's relief or other insolvency law now or hereafter existing; (vi) file an answer admitting

material allegations of or consenting to, or default in filing an answer to, a petition filed against it in any bankruptcy, reorganization or other insolvency proceeding; or (vii) institute or voluntarily be or become a party to any other judicial proceeding intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or collection thereof, or a suspension of any of the rights or powers of Lender granted in this Note or any of the Security Documents.

(c) Security Document. Any breach or default by Borrower under the terms of the Security Document.

(d) Nonenforceability. This Note or the Security Document shall cease to be an enforceable obligation or is rescinded, revoked or modified in any way without the express written consent of Lender.

7. Effect of Default. If any Default shall occur, this Note shall become immediately due and payable at the option of Lender, and the Lender shall have all rights and remedies to which it is entitled under this Note, the Security Document and applicable law.

8. Waivers. Borrower hereby waives presentment, demand for payment, notice of protest, notice of non-payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

9. Remedies Separate. Lender may pursue any rights or remedies as the holder of this Note or the Security Document independently or concurrently. All rights, remedies or powers conferred upon Lender herein or therein shall, to the extent not prohibited by law, be deemed cumulative and not exclusive of any other rights, remedies, or powers available to Lender. No delay or omission of Lender to exercise any right, remedy or power shall impair the same or be construed to be a waiver of any Default or an acquiescence thereto. No waiver of any Default shall extend to or affect any subsequent Default or impair any rights, remedies or powers available to Lender. No single or partial exercise of any right, remedy or power shall preclude other or future exercise thereof by Lender.

10. Collection Expenses. Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including but not limited to reasonable attorneys' fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

11. Governing Law. This Note is made under and shall be construed and enforced in all respects in accordance with the laws of the State of Oklahoma.

12. Lawful Rate. Nothing contained in this Note shall be deemed to require the payment of interest in excess of the amount which Lender may lawfully charge under the applicable usury laws. In the event that the interest provided herein shall exceed such lawful charge, then the amount of interest payable hereunder by the Borrower shall be reduced to the maximum amount of such lawful charge.

IN WITNESS WHEREOF, this Promissory Note has been executed and delivered by Borrower on the date set forth above.

GLOBAL QUAPAW, LLC:

By:________________________________
Name: Clifford L. Neuman
Title: Manager of Global Quapaw, LLC